Exhibit 14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Lincoln Variable Insurance Products Trust—Growth Fund and to the incorporation by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust of our reports dated February 10, 2006 on the financial statements and financial highlights of the Growth Fund and Capital Appreciation Fund of Lincoln Variable Insurance Products Trust included in the 2005 Annual Report to shareholders.

We also consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information with respect to the Growth Fund and Capital Appreciation Fund of Lincoln Variable Insurance Products Trust dated May 1, 2006, in the Registration Statement (Form N-1A) (Post-Effective Amendment No. 19 to File No. 33-70742; Amendment No. 21 to File No. 811-08090) of Lincoln Variable Insurance Products Trust, which is incorporated by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 12, 2006